EXHIBIT 21

LIST OF SUBSIDIARIES

Name	Jurisdiction	Ownership
China Safetech Holdings Limited	British Virgin Islands	100% owned by the Company
China Security & Surveillance Technology (PRC), Inc.	PRC	100% owned by the Company
China Security & Surveillance Technology (HK) Ltd.	Hong Kong	100% owned by Safetech
Golden Group Corporation (Shenzhen) Limited	PRC	100% owned by Safetech
Chain Star Investments Ltd.	Hong Kong	100% owned by Safetech
Shanghai Cheng Feng Digital Technology Co., Ltd.	PRC	100% owned by CSST HK
Shanghai Cheng Feng Public Safety Prevention Technology Co., Ltd.	PRC	70% owned by Cheng Feng
Shanghai Cheng Feng Digital Equipment Ltd.	PRC	90% owned by Cheng Feng
Shenzhen Hongtianzhi Electronics Co., Ltd.	PRC	100% owned by Chain Star
Shenzhen Tongxing Shixun Technology Co., Ltd.	PRC	70% owned by Hongtianzhi
Guangzhou Shixing Digital Technology Co., Ltd.	PRC	70% owned by Hongtianzhi

Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

/s/ CHILD, VAN WAGONER & BRADSHAW, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC

Salt Lake City, Utah

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